As filed with the Securities and Exchange Commission on October 20, 2023

Registration No. 333-129438

Registration No. 333-129437

Registration No. 333-111131

Registration No. 333-106487

Registration No. 333-103323

Registration No. 333-103320

Registration No. 333-100115

Registration No. 333-100114

Registration No. 333-100097

Registration No. 333-87810

Registration No. 333-72014

Registration No. 333-58922

Registration No. 333-36272

Registration No. 333-81239

Registration No. 333-61573

Registration No. 333-40727

Registration No. 333-12621

Registration No. 333-06054

Registration No. 333-06130

Registration No. 033-91074

Registration No. 033-63638

Registration No. 033-48411

Registration No. 033-34514

Registration No. 002-94592

Registration No. 002-86881

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-129438)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-129437)

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-111131)

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-106487)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-103323)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-103320)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-100115)

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-100114)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-100097)

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-87810)

POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-72014)

POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-58922)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-36272)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-81239)

POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-61573)

POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-40727)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-12621)

POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-06054)

POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-06130)

POST-EFFECTIVE AMENDMENT NO. 6 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 033-91074)

POST-EFFECTIVE AMENDMENT NO. 6 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 033-63638)

POST-EFFECTIVE AMENDMENT NO. 7 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 033-48411)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 033-34514)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 002-94592)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 002-86881)

UNDER
THE SECURITIES ACT OF 1933

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Other Jurisdiction of Incorporation or Organization)	95-4803544 (I.R.S. Employer Identification No.)

2701 Olympic Boulevard Building B,

Santa Monica, California 90404

(Address of principal executive offices)

ACTIVISION, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

ACTIVISION, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN FOR INTERNATIONAL EMPLOYEES

ACTIVISION, INC. 2003 INCENTIVE PLAN

ACTIVISION, INC. 2002 INCENTIVE PLAN, AS AMENDED

ACTIVISION, INC. 2002 STUDIO EMPLOYEE RETENTION INCENTIVE PLAN

ACTIVISION, INC. 2002 EXECUTIVE INCENTIVE PLAN

EMPLOYEE STOCK OPTIONS

ACTIVISION, INC. 2001 INCENTIVE PLAN

ACTIVISION, INC. EMPLOYEE STOCK PURCHASE PLAN

EXPERT SOFTWARE, INC. AMENDED AND RESTATED 1992 STOCK OPTION PLAN

EXPERT SOFTWARE, INC. 1997 STOCK OPTION PLAN FOR DIRECTORS

EXPERT SOFTWARE, INC. 1997 STOCK OPTION PLAN FOR OFFICERS AND EMPLOYEES

ACTIVISION, INC. 1998 INCENTIVE PLAN

ACTIVISION, INC. 1991 STOCK OPTION AND STOCK AWARD PLAN

ACTIVISION, INC. 1991 DIRECTOR WARRANT PLAN

MEDIAGENIC 1991 STOCK OPTION AND STOCK AWARD PLAN
MEDIAGENIC 1991 DIRECTOR WARRANT PLAN

1981 INCENTIVE STOCK OPTION PLAN

1983 NONSTATUTORY STOCK OPTION PLAN

DIRECTOR WARRANT PLAN

(Full title of the plan(s))

Keith R. Dolliver
Vice President
Activision Blizzard, Inc.
2701 Olympic Boulevard Building B,

Santa Monica, California 90404

(310) 255-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan M. Klein

Anthony F. Vernace

William J. Allen

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

DEREGISTRATION OF SECURITIES

Activision Blizzard, Inc., a Delaware corporation (the “Company”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all securities of the Company registered but unsold or otherwise unissued under each such Registration Statements as of the date hereof:

1.	Registration Statement No. 333-129438, filed with the SEC on November 3, 2005, relating to the Activision, Inc. 2002 Employee Stock Purchase Plan (the “2002 ESPP”);

2.	Registration Statement No. 333-129437, filed with the SEC on November 3, 2005, relating to the Activision, Inc. 2002 Employee Stock Purchase Plan for International Employees (the “2002 ESPP for International Employees”);

3.	Registration Statement No. 333-111131, filed with the SEC on December 12, 2003, relating to the Activision, Inc. 2003 Incentive Plan;

4.	Registration Statement No. 333-106487, filed with the SEC on June 25, 2003, relating to the Activision, Inc. 2002 Incentive Plan, as amended (the “2002 Incentive Plan”);

5.	Registration Statement No. 333-103323, filed with the SEC on February 19, 2003, relating to the Activision, Inc. 2002 Studio Employee Retention Incentive Plan;

6.	Registration Statement No. 333-103320, filed with the SEC on February 19, 2003, relating to the 2002 ESPP for International Employees;

7.	Registration Statement No. 333-100115, filed with the SEC on September 26, 2002, relating to the 2002 Incentive Plan;

8.	Registration Statement No. 333-100114, filed with the SEC on September 26, 2002, relating to the Activision, Inc. 2002 Executive Incentive Plan;

9.	Registration Statement No. 333-100097, filed with the SEC on September 25, 2002, relating to the 2002 ESPP;

10.	Registration Statement No. 333-87810, filed with the SEC on May 8, 2002, relating to Employee Stock Options;

11.	Registration Statement No. 333-72014, filed with the SEC on October 22, 2001, relating to the Activision, Inc. 2001 Incentive Plan;

12.	Registration Statement No. 333-58922, filed with the SEC on April 13, 2001, relating to Employee Stock Options;

13.	Registration Statement No. 333-36272, filed with the SEC on May 2, 2000, relating to the Activision, Inc. Employee Stock Purchase Plan (the “ESPP”);

14.	Registration Statement No. 333-81239, filed with the SEC on June 21, 1999, relating to the Expert Software, Inc. Amended and Restated 1992 Stock Option Plan; the Expert Software, Inc. 1997 Stock Option Plan for Directors; and the Expert Software, Inc. 1997 Stock Option Plan for Officers and Employees;

15.	Registration Statement No. 333-61573, filed with the SEC on August 14, 1998, relating to the Activision, Inc. 1998 Incentive Plan;

16.	Registration Statement No. 333-40727, filed with the SEC on November 21, 1997, relating to the Activision, Inc. 1991 Stock Option and Stock Award Plan (the “1991 SOSAP”);

17.	Registration Statement No. 333-12621, filed with the SEC on September 25, 1996, relating to the ESPP;

18.	Registration Statement No. 333-06054, filed with the SEC on September 25, 1996, relating to the 1991 SOSAP;

19.	Registration Statement No. 333-06130, filed with the SEC on December 8, 1995, relating to the 1991 SOSAP;

20.	Registration Statement No. 033-91074, filed with the SEC on April 10, 1995, relating to the 1991 SOSAP and the Activision, Inc. 1991 Director Warrant Plan (the “1991 Director Warrant Plan”);

21.	Registration Statement No. 033-63638, filed with the SEC on June 1, 1993, relating to the 1991 SOSAP and the 1991 Director Warrant Plan;

22.	Registration Statement No. 033-48411, filed with the SEC on June 9, 1992, relating to the Mediagenic 1991 Stock Option And Stock Award Plan and the Mediagenic 1991 Director Warrant Plan;

23.	Registration Statement No. 033-34514, filed with the SEC on May 4, 1990, relating to the 1981 Incentive Stock Option Plan (the “1981 ISOP”); the 1983 Nonstatutory Stock Option Plan (the “1983 NSOP”); the ESPP; and the Director Warrant Plan (the “Director Warrant Plan”);

24.	Registration Statement No. 002-94592, filed with the SEC on November 30, 1984, relating to the 1981 ISOP; the 1983 NSOP; the ESPP; and the Director Warrant Plan; and

25.	Registration Statement No. 002-86881, filed with the SEC on October 4, 1983, relating to the 1981 ISOP; the 1983 NSOP; and the ESPP.

On January 18, 2022, the Company entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with Microsoft Corporation, a Washington corporation (“Microsoft”), and Anchorage Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Microsoft, providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Microsoft. The Merger became effective on October 13, 2023, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any securities that had been registered but remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to remove from registration all securities, as applicable, registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on October 20, 2023.

Activision Blizzard, Inc.

By:	/s/ Keith R. Dolliver
Name: Keith R. Dolliver
Title: Vice President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 of the Securities Act of 1933, as amended.